SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-A


                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             Heritage Bancorp, Inc.
                             ----------------------
                (Exact name of registrant as specified in its charter)


      Delaware                                      58-2356162
------------------------                        ----------------------
(State of incorporation)                          (I.R.S. Employer
                                                Identification Number)


201 W. Main Street, Laurens, South Carolina                    29360
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(Address of principal executive offices)                    (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), check the following box [].

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), check the following box [].

       Securities to be registered pursuant to Section 12(b) of the Act:

                                  Not applicable
                                 ----------------
                                 (Title of Class)

                                  Not applicable
                                  --------------
                (Name of Exchange on Which Class is to be Registered)


       Securities to be registered pursuant to Section 12(g) of the Act:

                       Common stock, $.01 par value per share
                       --------------------------------------
                                   (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

      The following information is provided pursuant to Item 202 of Regulation S-K.

      (a)   Capital Stock.
            -------------

            (1) The title of the class of securities to be registered is common stock, $.01 par value per share.

      For the information required by this Item with respect to the characteristics of the Common Stock to be registered, reference is hereby made to the material under the captions "SUMMARY -- Market for Common Stock," "-- Dividends," "USE OF PROCEEDS," "DIVIDEND POLICY," "MARKET FOR COMMON STOCK," "REGULATION -- Federal Regulation of Savings Banks -- Limitations on Capital Distributions," "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank -- Voting Rights," "-- Tax Effects," "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY," and "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY" contained in the Registration Statement on Form S-1, filed on December 10, 1997 and subsequently amended (Registration No. 333-41857) ("Registration Statement"), and incorporated herein by reference.

            (2) Provisions with respect to modification of rights of stockholders otherwise than by a vote of a majority or more of the shares of Common Stock outstanding, voting as a class:

            Not Applicable.

            (3)  Provisions with respect to preferred stock:

            Not Applicable.

            (4) Provisions with respect to whether the rights evidenced by, or amounts payable with respect to, the shares to be registered are, or may be, materially limited or qualified by the rights of any other authorized class of securities, including information regarding such other securities as will enable investors to understand such limitations or qualifications:

            Not Applicable.

            (5) For information required by this item, the material under the caption "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY" contained in the Registration Statement on Form S-1, and amendments thereto, is incorporated herein by reference.

      (b)   Debt securities.
            ---------------

            Not Applicable.

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      (c)   Warrants and rights.
            -------------------

            Not Applicable.

      (d)   Other securities.
            ----------------

            Not Applicable.

      (e)   Market information for securities other than common equity.
            ----------------------------------------------------------

            Not Applicable.

      (f)   American Depositary Receipts.
            ----------------------------

            Not Applicable.

Item 2.  Exhibits.

      1           Specimen Common Stock Certificate of Registrant
                  (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1 File No. 333-41857)

      2(a)        Articles of Incorporation of Registrant
                  (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 File No. 333-41857)

      2(b) Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 File No. 333-41857)

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                                 SIGNATURE
                                 ---------

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereof duly authorized.

                                    HERITAGE BANCORP, INC.



                                    By: /s/ J. Edward Wells
                                        -------------------
                                        J. Edward Wells
                                        President


Date:  January 23, 1998

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